Exhibit 99.1
SiTime Reports First Quarter 2025 Financial Results
Q1 Net Revenue Increased 83% to $60.3 Million
SANTA CLARA, Calif., May 7, 2025 – SiTime Corporation, (Nasdaq: SITM), the Precision Timing company, today announced financial results for the first quarter ended March 31, 2025.
Net revenue in the first quarter of 2025 was $60.3 million, as compared to $33.0 million in the year ago quarter.
“Our Q1 revenue growth of 83% year-over-year highlights the strength of our business across our end markets,” said Rajesh Vashist, CEO and chairman of SiTime. "Customer enthusiasm for our newest products, including the Elite RF Super-TCXO and Symphonic mobile clock generator, underscore our Precision Timing leadership from the datacenter to the edge. We anticipate continued strong growth in Q2.”
In the first quarter of 2025, GAAP gross profit was $30.3 million, or 50.3% of revenue, GAAP operating expenses were $58.4 million, GAAP loss from operations was $28.1 million, and GAAP net loss was $23.9 million, or $1.01 per diluted share.
In the first quarter of 2025, non-GAAP gross profit was $34.6 million, or 57.4% of revenue, non-GAAP operating expenses were $32.5 million, non-GAAP income from operations was $2.1 million and non-GAAP net income was $6.3 million, or $0.26 per diluted share.
Total cash, cash equivalents and short-term investments were $398.9 million on March 31, 2025. The first quarter of 2025 also included a payment of $5.0 million related to the Aura transaction.
The company plans to discuss its business outlook as part of today’s scheduled conference call.
Use of Non-GAAP Financial Information
This press release and its attachments include certain non-GAAP supplemental performance measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
SiTime believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to SiTime’s financial condition and results of operations. SiTime believes that these non-GAAP financial measures provide additional insight into SiTime’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate SiTime’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP financial measures exclude stock-based compensation expense, amortization of acquired intangibles, and acquisition-related expenses which include transaction and certain other cash costs associated with business acquisition as well as changes in the estimated fair value of earn out liabilities and accretion of acquisition consideration payable. The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.
Inducement Plan Grants
SiTime granted restricted stock unit awards (“RSUs”) on May 5, 2025 that were approved by the Compensation and Talent Committee of its Board of Directors under SiTime’s Amended and Restated 2022 Inducement Award Plan, as a material inducement to employment of 15 newly hired non-executive individuals globally. The RSUs were approved in accordance with Nasdaq Listing Rule 5635(c)(4). The inducement grants consisted of an aggregate of 47,238 RSUs. One-fourth of the RSUs will vest on the first February 20, May 20, August 20, or November 20 falling in the one-year anniversary quarter of the applicable vesting start date, and then 1/16th of the RSUs vest in equal quarterly installments on each February 20, May 20, August 20, and November 20, thereafter, subject to each such employee’s continued service on each vesting date. The inducement grants are subject to the terms and conditions of award agreements covering the grants and SiTime’s 2022 Amended and Restated Inducement Award Plan.
Conference Call
SiTime will broadcast the financial results for its first quarter of 2025 via conference call today, May 7, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To join the conference call via phone, participants are required to complete the following registration form to receive a dial-in number and dedicated PIN for accessing the conference call. The conference call will also be available via a live audio webcast on the investor relations section of the SiTime website at investor.sitime.com. Please access the website at least a few minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available on the website.

About SiTime
SiTime Corporation is the Precision Timing company. Our semiconductor MEMS programmable solutions offer a rich feature set that enables customers to differentiate their products with higher performance, smaller size, lower power, and better reliability. With more than 3 billion devices shipped, SiTime is changing the timing industry. For more information, visit www.sitime.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Security Exchange Act of 1934, as amended. These forward-looking statements involve risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to differ materially from those anticipated in such forward-looking statements. The risks, uncertainties, assumptions, and other factors include, but not limited to the impact of acquisitions. More information about these and other risks, uncertainties, and other factors that may cause actual outcomes and results to differ materially from those included in the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our most recent Form 10-Q filed with the Securities and Exchange Commission and other filings SiTime makes with the Securities and Exchange Commission from time to time, including SiTime's Annual Report on Form 10-K that has been filed for the fiscal year ended December 31, 2024. The financial information set forth in this release reflects estimates based on information available at this time. While SiTime believes these estimates to be reasonable, these amounts could differ materially from reported amounts in SiTime’s Quarterly Report on Form 10-Q for the fiscal period ending March 31, 2025 and SiTime’s other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statements are made and are based on information available to SiTime at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, SiTime undertakes no obligation, and does not intend, to update these forward-looking statements.

SiTime Corporation
Unaudited GAAP Condensed Consolidated Statements of Operations

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024

	(in thousands, except per share data)
Revenue	$60,314	$68,111	$33,022
Cost of revenue	29,978	32,267	15,361
Gross profit	30,336	35,844	17,661
Operating expenses:
Research and development	30,026	29,333	25,544
Selling, general and administrative	26,856	27,695	23,913
Acquisition related costs	1,562	1,835	3,242
Total operating expenses	58,444	58,863	52,699
Loss from operations	(28,108)	(23,019)	(35,038)
Interest income	4,294	5,088	6,560
Other income (expense), net	4	(510)	(213)
Loss before income taxes	(23,810)	(18,441)	(28,691)
Income tax expense	(67)	(372)	(13)
Net loss	$(23,877)	$(18,813)	$(28,704)
Net loss attributable to common stockholders and comprehensive loss	$(23,877)	$(18,813)	$(28,704)
Net loss per share attributable to common stockholders, basic	$(1.01)	$(0.80)	$(1.26)
Net loss per share attributable to common stockholders, diluted	$(1.01)	$(0.80)	$(1.26)
Weighted-average shares used to compute basic net loss per share	23,653	23,467	22,765
Weighted-average shares used to compute diluted net loss per share	23,653	23,467	22,765

SiTime Corporation
Unaudited Reconciliation of Non-GAAP Adjustments

	Three months ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(in thousands, except per share data)
Reconciliation of GAAP gross profit and margin to non-GAAP
Revenue	$60,314	$68,111	$33,022
GAAP gross profit	30,336	35,844	17,661
GAAP gross margin	50.3%	52.6%	53.5%
Amortization of acquired intangibles	3,573	3,573	1,284
Stock-based compensation	701	652	179
Non-GAAP gross profit	$34,610	$40,069	$19,124
Non-GAAP gross margin	57.4%	58.8%	57.9%

Reconciliation of GAAP operating expenses to non-GAAP
GAAP research and development expenses	$30,026	$29,333	$25,544
Stock-based compensation	(10,682)	(9,965)	(9,177)
Non-GAAP research and development expenses	$19,344	$19,368	$16,367

GAAP sales, general and administrative expenses	$26,856	$27,695	$23,913
Stock-based compensation	(13,663)	(14,586)	(12,347)
Acquisition related integration costs	$—	$—	$(550)
Non-GAAP sales, general and administrative expenses	$13,193	$13,109	$11,016

GAAP acquisition related costs	$1,562	$1,835	$3,242
Acquisition related costs	(1,562)	(1,835)	(3,242)
Non-GAAP acquisition related costs	$—	$—	$—
Total Non-GAAP operating expenses	$32,537	$32,477	$27,383

Reconciliation of GAAP loss from operations to non-GAAP income (loss) from operations
GAAP loss from operations	$(28,108)	$(23,019)	$(35,038)
Acquisition related costs	1,562	1,835	3,242
Acquisition related integration costs	—	—	550
Amortization of acquired intangibles	3,573	3,573	1,284
Stock-based compensation	25,046	25,203	21,703
Non-GAAP income (loss) from operations	$2,073	$7,592	$(8,259)
Non-GAAP income (loss) from operations as a percentage of revenue	3.4%	11.1%	(25.0%)

Reconciliation of GAAP net loss to non-GAAP net income
GAAP net loss	$(23,877)	$(18,813)	$(28,704)
Acquisition related costs	1,562	1,835	3,242
Acquisition related integration costs	—	—	550
Amortization of acquired intangibles	3,573	3,573	1,284
Stock-based compensation	25,046	25,203	21,703
Non-GAAP net income (loss)	$6,304	$11,798	$(1,925)
Weighted-average shares used to compute diluted net income per share (1)	24,412	24,452	22,765

GAAP net loss per share diluted	$(1.01)	$(0.80)	$(1.26)
Non-GAAP adjustments detailed above	1.27	1.28	1.18
Non-GAAP net income (loss) per share diluted	$0.26	$0.48	$(0.08)

(1) Non-GAAP diluted weighted average shares are calculated using the treasury stock method and differ from GAAP diluted weighted average shares due to non-GAAP net income reported.

SiTime Corporation
Unaudited GAAP Condensed Consolidated Balance Sheets

	As of
	March 31, 2025	December 31, 2024

	(in thousands)
Assets:
Current assets:
Cash and cash equivalents	$38,841	$6,106
Short-term investments in held-to-maturity securities	360,079	412,728
Accounts receivable, net	28,114	38,209
Inventories	82,632	76,741
Prepaid expenses and other current assets	9,678	10,276
Total current assets	519,344	544,060
Property and equipment, net	98,231	82,475
Intangible assets, net	159,784	163,558
Right-of-use assets, net	6,304	6,569
Goodwill	87,098	87,098
Other assets	1,344	1,199
Total assets	$872,105	$884,959
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$24,765	$22,894
Accrued expenses and other current liabilities	81,890	85,555
Total current liabilities	106,655	108,449
Other non-current liabilities	72,936	76,791
Total liabilities	179,591	185,240
Commitments and contingencies
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	898,390	881,718
Accumulated deficit	(205,878)	(182,001)
Total stockholders’ equity	692,514	699,719
Total liabilities and stockholders’ equity	$872,105	$884,959
Investor Relations Contacts:
Shelton Group
Leanne Sievers | Brett Perry
sitm-ir@sheltongroup.com
SiTime Corporation
Beth Howe
Chief Financial Officer
investor.relations@sitime.com